EXHIBIT 99.1

Contango Reports Third Quarter Earnings

    HOUSTON--(BUSINESS WIRE)--May 12, 2004--Contango Oil & Gas Company (AMEX:MCF) reported net income attributable to common stock for the three months ended March 31, 2004 of $1.2 million, or $0.11 per basic share and $0.09 per diluted share, compared to a net loss attributable to common stock for the three months ended March 31, 2003 of $1.9 million, or $0.21 per basic and diluted share. Natural gas and oil sales for the three months ended March 31, 2004 were $6.6 million. Natural gas and oil sales for the three months ended March 31, 2003 were $10.0 million. EBITDAX was $5.6 million for the three months ended March 31, 2004, up from EBITDAX for the three months ended March 31, 2003 of $3.0 million.
    Net income attributable to common stock for the nine months ended March 31, 2004 was $8.2 million, or $0.83 per basic share and $0.67 per diluted share, compared to a net loss attributable to common stock for the nine months ended March 31, 2003 of $6.1 million, or $0.68 per basic and diluted share. Natural gas and oil sales for the nine months ended March 31, 2004 were $20.8 million. Natural gas and oil sales for the nine months ended March 31, 2003 were $24.8 million. EBITDAX was $24.0 million for the nine months ended March 31, 2004, up from EBITDAX for the nine months ended March 31, 2003 of $13.8 million.
    Kenneth R. Peak, Contango's chairman and chief executive officer, said, "This quarter continues Contango's impressive financial performance. For the nine months, we earned $8.2 million in net after tax income available to our common stockholders and generated $24.0 million in EBITDAX on $21.0 million of revenues. We have a strong balance sheet with $2.5 million of debt currently outstanding and $21.0 million of unused bank loan capacity. Near record commodity prices, together with our low cost structure, are enabling us to continue to generate $1.5 to $2.0 million of monthly EBITDAX despite recent property sales and normal production declines in existing fields."
    Mr. Peak continued, "Our capex budget for exploration drilling to replace and grow our reserves is ramping up with two wells currently drilling and another two wells expected to spud within the next month. In the central Gulf of Mexico lease sale held in March 2004, we were the apparent high bidder on 24 blocks, 18 of which have been awarded. For the remainder of calendar year 2004, we expect to drill about 15 to 20 exploration wells, three to five of which we expect will be deep shelf offshore Gulf of Mexico wells in which our partially owned subsidiaries Republic Exploration and Contango Offshore Exploration will be fully carried."
    Contango is a Houston-based, independent natural gas and oil company. The Company explores, develops, produces and acquires natural gas and oil properties primarily onshore in the Gulf Coast and offshore in the Gulf of Mexico. Contango also owns a 10% partnership interest in a proposed LNG terminal in Freeport, Texas. Additional information can be found on our Web page at www.contango.com.
    This press release contains forward-looking statements that involve risks and uncertainties, and actual events or results may differ materially from Contango's expectations. The statements reflect Contango's current views with respect to future events that involve risks and uncertainties, including those related to successful negotiations with other parties, oil and gas exploration risks, price volatility, production levels, closing of transactions, capital availability, operational and other risks, uncertainties and factors described from time to time in Contango's publicly available reports filed with the Securities and Exchange Commission.


              CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (Unaudited)

                       Three Months Ended        Nine Months Ended
                            March 31,                March 31,
                    ------------------------ -------------------------
                       2004        2003         2004         2003
                    ----------- ------------ ------------ ------------
REVENUES:
 Natural gas and
  oil sales         $6,611,139  $10,061,351  $20,843,951  $24,793,109
 Gain (loss) from
  hedging
  activities                 -   (5,230,672)      58,171   (5,416,998)
                    ----------- ------------ ------------ ------------
   Total revenues    6,611,139    4,830,679   20,902,122   19,376,111
                    ----------- ------------ ------------ ------------

EXPENSES:
 Operating expenses    493,008    1,448,367    3,061,922    4,179,166
 Exploration
  expenses           1,737,499    3,588,654    5,225,497   15,496,798
 Depreciation,
  depletion and
  amortization       1,747,527    1,942,144    5,160,262    6,518,654
 Impairment of
  natural gas and
  oil properties             -            -       42,995            -
 General and
  administrative
  expenses             662,898      391,483    1,808,478    1,464,576
                    ----------- ------------ ------------ ------------
   Total expenses    4,640,932    7,370,648   15,299,154   27,659,194
                    ----------- ------------ ------------ ------------

INCOME (LOSS) FROM
 OPERATIONS          1,970,207   (2,539,969)   5,602,968   (8,283,083)

Interest expense       (28,804)    (177,860)    (308,449)    (531,763)
Interest income         12,263        6,498       31,929       27,663
Gain on sale of
 marketable
 securities                  -            -      710,322            -
Gain on sale of
 assets and other      128,904            -    7,245,314       36,150
                    ----------- ------------ ------------ ------------
INCOME (LOSS)
 BEFORE INCOME
 TAXES               2,082,570   (2,711,331)  13,282,084   (8,751,033)

(Provision)
 benefit for
 income taxes         (728,900)     948,966   (4,581,514)   3,061,216
                    ----------- ------------ ------------ ------------

NET INCOME (LOSS)    1,353,670   (1,762,365)   8,700,570   (5,689,817)
Preferred stock
 dividends             173,333      150,000      500,000      450,000
                    ----------- ------------ ------------ ------------

NET INCOME (LOSS)
 ATTRIBUTABLE
 TO COMMON STOCK    $1,180,337  $(1,912,365)  $8,200,570  $(6,139,817)
                    =========== ============ ============ ============

NET INCOME (LOSS)
 PER SHARE:
 Basic                   $0.11       $(0.21)       $0.83       $(0.68)
                    =========== ============ ============ ============
 Diluted                 $0.09       $(0.21)       $0.67       $(0.68)
                    =========== ============ ============ ============

WEIGHTED AVERAGE
 COMMON SHARES
 OUTSTANDING:
 Basic              11,145,896    9,158,755    9,927,796    9,080,392
                    =========== ============ ============ ============
 Diluted            14,392,811    9,158,755   13,029,200    9,080,392
                    =========== ============ ============ ============


              CONTANGO OIL & GAS COMPANY AND SUBSIDIARIES
       PRODUCTION, PRICES, OPERATING EXPENSES, EBITDAX AND OTHER


                       Three Months Ended        Nine Months Ended
                            March 31,                March 31,
                    ------------------------ -------------------------
                       2004        2003         2004         2003
                    ----------- ------------ ------------ ------------
Natural gas and
 oil sales          $6,611,139  $10,061,351  $20,843,951  $24,793,109

Production:
 Natural gas
  (thousand cubic
  feet)              1,006,576    1,322,400    3,414,932    4,642,314
 Oil and condensate
  (barrels)             20,108       30,744       77,873      107,389
   Total (thousand
    cubic feet
    equivalent)      1,127,224    1,506,864    3,882,170    5,286,648

 Natural gas
  (thousand cubic
  feet per day)         11,061       14,693       12,418       16,943
 Oil and condensate
  (barrels per day)        221          342          283          392
   Total (thousand
    cubic feet
    equivalent per
    day)                12,387       16,745       14,116       19,295

Average sales
 price:
 Natural gas (per
  thousand cubic
  feet)                  $5.90        $6.84        $5.41        $4.69
 Oil and condensate
  (per barrel)          $33.44       $33.22       $30.57       $27.96
   Total (per
    thousand cubic
    feet equivalent)     $5.86        $6.67        $5.37        $4.69

Selected data per Mcfe:
 Production and
  severance taxes        $0.02        $0.48        $0.22        $0.33
 Lease operating
  expenses               $0.42        $0.48        $0.57        $0.46
 General and
  administrative
  expenses               $0.59        $0.26        $0.47        $0.28
 Depreciation,
  depletion and
  amortization of
  natural gas and
  oil properties         $1.52        $1.25        $1.30        $1.21

EBITDAX (1)         $5,584,137   $2,990,829  $23,987,358  $13,768,519

(1) EBITDAX represents earnings before interest, income taxes, depreciation, depletion and amortization, impairment expenses, exploration expenses, including gain (loss) from hedging activities and sale of assets. The Company has reported EBITDAX because it believes EBITDAX is a measure commonly reported and widely used by investors as an indicator of a company's operating performance and ability to incur and service debt. The Company believes EBITDAX assists investors in comparing a company's performance on a consistent basis without regard to depreciation, depletion and amortization, impairment of natural gas and oil properties and exploration expenses, which can vary significantly depending upon accounting methods. EBITDAX is not a calculation based on U.S. generally accepted accounting principles and should not be considered an alternative to net income (loss) in measuring the Company's performance or used as an exclusive measure of cash flow because it does not consider the impact of working capital growth, capital expenditures, debt principal reductions and other sources and uses of cash, which are disclosed in the Company's statements of cash flows. Investors should carefully consider the specific items included in the Company's computation of EBITDAX. While the Company has disclosed its EBITDAX to permit a more complete comparative analysis of its operating performance and debt servicing ability relative to other companies, investors should be cautioned that EBITDAX as reported by the Company may not be comparable in all instances to EBITDAX as reported by other companies. EBITDAX amounts may not be fully available for management's discretionary use, due to requirements to conserve funds for capital expenditures, debt service, preferred stock dividends and other commitments.

    A reconciliation of EBITDAX to income (loss) from operations for the periods indicated is presented below.

                       Three Months Ended        Nine Months Ended
                            March 31,                March 31,
                    ------------------------ -------------------------
                        2004         2003         2004         2003
                    ----------- ------------ ------------ ------------
 Income (loss) from
  operations        $1,970,207  $(2,539,969)  $5,602,968  $(8,283,083)
 Exploration
  expenses           1,737,499    3,588,654    5,225,497   15,496,798
 Depreciation,
  depletion and
  amortization       1,747,527    1,942,144    5,160,262    6,518,654
 Impairment of
  natural gas and
  oil properties             -            -       42,995            -
 Gain on sale of
  marketable
  securities                 -            -      710,322            -
 Gain on sale of
  assets and other     128,904            -    7,245,314       36,150
                    ----------- ------------ ------------ ------------
   EBITDAX          $5,584,137   $2,990,829  $23,987,358  $13,768,519
                    =========== ============ ============ ============

    CONTACT: Contango Oil & Gas Company, Houston
             Kenneth R. Peak, 713-960-1901
             www.contango.com